Exhibit 99.1

NEWS
Reynolds and Reynolds To Host Analyst Meeting January 18 in San Francisco
Live Webcast at 12:00 p.m. PT. Meeting and replay available at www.reyrey.com
DAYTON, Ohio, January 17, 2006 — The Reynolds and Reynolds Company (NYSE: REY) will host an analyst meeting for prospective and current investors and financial analysts, Wednesday, January 18, 2006 at 12:00 p.m. PT at the Mandarin Oriental Hotel in San Francisco. The event will provide investors and analysts with a comprehensive overview of Reynolds’ opportunities and operations strategies, while also allowing an opportunity to meet with members of the company’s management team.
Presenters will include Finbarr O’Neill, president and CEO; Gregory Geswein, senior vice president and CFO; and John Shave, vice president, Investor Relations.
Registration information is available at www.reyrey.com. A live Webcast and replay of the meeting will be accessible on the site.
For additional information, please contact John Shave at 937.485.1633 or via email at john_shave@reyrey.com.
About Reynolds
Reynolds and Reynolds (www.reyrey.com) helps automobile dealers sell cars and take care of customers. Serving dealers since 1927, it is the leading provider of dealer management systems in the U.S. and Canada. The company’s award-winning product, service and training solutions include a full range of retail Web and Customer Relationship Management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves automotive retailers and OEMs globally through its incadea solution and a worldwide partner network, as well as through its consulting practice.
Cautionary Notice Regarding Forward-Looking Statements
Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Forward-looking statements made by the company may be identified by the use of words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict, including changes in accounting policy or restatements of annual or quarterly financial statements as a result of the revenue recognition policy review, or as a result of the company’s responses to accounting comments from the SEC Staff; the timing and substance of the company’s resolution of the company’s revenue recognition policy review and of outstanding SEC Staff comments which changes, individually or in the aggregate, may be material to the Company’s financial condition, results of operations or liquidity; whether a restatement will be required for any matter other than revenue recognition or auction rate securities or the two class method of earnings per share; the nature, timing and amount of any restatement or other adjustments; the company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; the effect of any restatement or delay upon the timing of the company’s annual meeting of shareholders for 2006, the listing of the company’s common stock on The New York Stock Exchange, the funding availability under the company’s credit facilities or upon outstanding debt obligations; the company’s ability to secure necessary waivers from lenders for the delay in filing one or more of its periodic reports; the company’s ability to maintain adequate cash balances for operating and for debt defeasance; the response of customers to the delay in filing one or more periodic reports; the effect of delaying the filing of one or more periodic reports on the timing of the company’s annual meeting of shareholders for 2006 and the listing of the company’s common stock on the New York Stock Exchange; any adverse response of any of the Company’s vendors, customers, media and others relating to the delay or restatement of the company’s financial statements and accounting processes, policies and procedures, and additional uncertainties related to accounting issues. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. See also the discussion of factors that may affect future results contained in the company’s Current Report on Form 8-K filed with the SEC on November 3, 2004, which is incorporated herein by reference.
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REY0603
Contacts:

Media	Investors

Mark Feighery	John E. Shave
937.485.8107	937.485.1633
mark_feighery@reyrey.com	john_shave@reyrey.com